                                 832,727 Units
                            STAR GAS PARTNERS, L.P.

                                  Common Units

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                            December __, 1997


PAINEWEBBER INCORPORATED
LEHMAN BROTHERS INC.
c/o PaineWebber Incorporated
    1285 Avenue of the Americas
    New York, New York 10019

Ladies and Gentlemen:

     Star Gas Partners, L.P., a Delaware limited partnership (the "Partnership"), and Star Gas Corporation, the general partner of the Partnership (the "Selling Unitholder"), propose to sell an aggregate of 832,727 Common Units representing limited partner interests in the Partnership (the "Firm Units"), to you as the underwriters (the "Underwriters"). The Firm Units consist of 809,000 Common Units to be issued and sold by the Partnership, and 23,727 Common Units to be sold by the Selling Unitholder. The Selling Unitholder has also agreed to grant to you an option (the "Option") to purchase up to an aggregate of 124,000 additional common units (the "Option Units") on the terms and for the purposes set forth in Section 1(b). The Firm Units and the Option Units are hereinafter collectively referred to as the "Units."

     The initial public offering price per Unit and the purchase price per Unit to be paid by the Underwriters shall be agreed upon by the Partnership and the Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Partnership and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Units will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement.

     The Partnership and the Selling Unitholder confirm as follows their agreements with the Underwriters.

Section  1.  Agreement to Sell and Purchase

   (a) On the basis of the representations, warranties and agreements of the Partnership and the Selling Unitholder herein contained and subject to all the terms and conditions of this Agreement, (i) the Partnership agrees to issue and sell to each Underwriter, (ii) the Selling Unitholder agrees to sell to each Underwriter and (iii) each Underwriter, severally and not jointly, agrees to purchase from the Partnership and the Selling Unitholder, at the purchase price per Firm Unit to be agreed upon by the Underwriters and the Partnership in accordance with Section 1(c) or 1(d) hereof and set forth in the Price Determination Agreement, the number of Firm Units (subject to such adjustments to eliminate fractional units as the Underwriters may determine) which bears the same proportion to the total number of Firm Units to be sold by the Partnership and the Selling Unitholder as the number of Firm Units set forth opposite the name of such Underwriter in Schedule 1 bears to the total number of Firm Units, plus such additional number of Firm Units which such Underwriter may become obligated to purchase pursuant to Section 8 hereof. Schedule 1 may be attached to the Price Determination Agreement.

          (b) Subject to all the terms and conditions of this Agreement, the Selling Unitholder grants the Option to the Underwriters to purchase, severally and not jointly, up to 124,000 Option Units from the Selling Unitholder at the same price per Option Unit as the Underwriters shall pay for each of the Firm Units. The Option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement (or, if the Selling Unitholder has elected to rely on Rule 430A, on or before the 30th day after the date of the Price Determination Agreement), upon written or telegraphic notice (the "Option Units Notice") by the Underwriters to the Selling Unitholder no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Units Notice (the "Option Closing Date") setting forth the aggregate number of Option Units to be purchased and the time and date for such purchase. On the Option Closing Date, the Selling Unitholder will sell to the Underwriters the number of Option Units set forth in the Option Units Notice, and each Underwriter will purchase such percentage of the Option Units as is equal to the percentage of Firm Units that such Underwriter is purchasing as adjusted by the Underwriters in such manner as they deem advisable to avoid fractional units.

          (c) The initial public offering price per Firm Unit and the purchase price per Firm Unit to be paid by the Underwriters shall be agreed upon and set forth in the Price Determination Agreement, if the Partnership has elected to rely on Rule 430A. In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement (as hereinafter defined) becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 6 shall remain in effect.

          (d) If the Partnership has elected not to rely on Rule 430A, the initial public offering price per Firm Unit and the purchase price per Firm Unit to be paid by the Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement containing such per unit price information shall be filed before the Registration Statement becomes effective.

Section  2.  Delivery and Payment

   Delivery of the Firm Units shall be made to the Underwriters for their accounts at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, credit to the account of the Partnership and the Selling Unitholder with the Depository Trust Company, against payment of the purchase price by wire transfer of Federal Funds or similar same day funds to an account designated in writing by the applicable seller to PaineWebber Incorporated at least one business day prior to the Closing Date (as hereinafter defined). Such payment shall be made at 10:00 a.m., New York City time, on the third business day (or fourth business day, if the Price Determination Agreement is executed after 4:30 p.m.) after the date on which the first bona fide offering of the Units to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Partnership and the Underwriters (such date is hereinafter referred to as the "Closing Date").

     To the extent the Option is exercised, delivery of the Option Units against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Units Notice.

     Certificates evidencing the Units shall be in definitive form and shall be registered in such names and in such denominations as the Underwriters shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to (i) the Partnership and the Selling Unitholder, in the case of the Closing Date, and (ii) to the Selling Unitholder, in the case of the Option Closing Date. For the purpose of expediting the checking and packaging of certificates for the Units, the Partnership agrees to make such certificates to be sold by the Partnership available for inspection at least 24 hours prior to the Closing Date, and the Selling Unitholder agrees to make such certificates to be sold by the Selling Unitholder available for inspection at least 24 hours prior to the Closing Date, or the Option Closing Date, as the case may be.

     The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Units by the Partnership to the respective Underwriters shall be borne by the Partnership. The Partnership will pay and save each Underwriter and any subsequent holder of the Units harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Units and Option Units.

Section  3.  Representations and Warranties

   The Partnership represents, warrants and covenants to each Underwriter that:

          (a) A registration statement (Registration No. 333-40855) on Form S-1 relating to the Units, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Partnership under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Underwriters. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Partnership files a registration statement to register a portion of the Units and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date.

          (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Partnership shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Partnership by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Partnership by the Underwriters specifically for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. The Partnership has not distributed any offering material in connection with the offering or sale of the Units other than the Registration Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

          (c) The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"), with all necessary partnership power and authority to own or lease the properties it will own or lease at the Closing Date, assume its liabilities and conduct the business it will conduct at the Closing Date, in each case in all material respects as described in the Prospectus, and is, or at the Closing Date will be, duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of Star Gas Corporation, the general partner of the Partnership (the "General Partner"), the Partnership and its direct or indirect subsidiaries listed on Exhibit 21 to the Registration Statement (the "Subsidiaries" and together with the Partnership and the General Partner, the "Star Entities"), taken as a whole, or to subject the Partnership or the limited partners of the Partnership to any material liability or disability).

          (d) The only subsidiaries (as defined in the Rules and Regulations) of the Partnership are the Subsidiaries. All of the outstanding shares of capital stock or other capital interests of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Partnership free and clear of all liens, encumbrances and claims except for liens, encumbrances or claims against Star Gas Propane, L.P. (the "Operating Partnership"), a Delaware limited partnership, a 98.9899% limited partner interest of which is owned by the Partnership and a 1.0101% general partner interest of which is owned by the General Partner, described in the Registration Statement. Except for the units or stock of the Subsidiaries and as disclosed in the Registration Statement, the Partnership does not own, and at the Closing Date will not own, directly or indirectly, any units of units or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the certificate of incorporation or, if applicable, partnership agreements of the Partnership and each of its Subsidiaries and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date.

          (e) The Operating Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Act, with all necessary partnership power and authority to own or lease the properties it will own or lease at the Closing Date, assume its liabilities and conduct the business it will conduct at the Closing Date, in each case in all material respects as described in the Registration Statement, and is, or at the Closing Date will be, duly qualified or registered as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of the Star Entities, taken as a whole, or subject the Operating Partnership, the Partnership or the limited partners of the Partnership to any material liability or disability).

          (f) The General Partner has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware. The General Partner has all necessary corporate power and authority to own or lease its properties and conduct its business and to act as general partner of the Partnership and the Operating Partnership, in each case in all material respects as described in the Registration Statement, and the General Partner is duly qualified or registered as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of the General Partner, or subject the General Partner, the Partnership or the limited partners of the Partnership to any material liability or disability).

          (g) Petroleum Heat and Power Co., Inc. ("Petro") has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Minnesota.

          (h) The General Partner is the sole general partner of the Partnership with a 1% general partner interest in the Partnership; such general partner interest is duly authorized by the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") among the General Partner and limited partners of the Partnership, and was validly issued to the General Partner; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) other than those created by or arising under the Delaware Act, the Operating Partnership's bank credit facilities (the "Bank Credit Facilities") or the First Mortgage Note Agreement between the General Partner and various institutional investors (the "First Mortgage Note Agreement").

          (i) The General Partner is the sole general partner of the Operating Partnership with a 1.0101% general partner interest in the Operating Partnership; such general partner interest is duly authorized by the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement" and, together with the Partnership Agreement, the "Partnership Agreements") and was validly issued to the General Partner; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material) other than those created by or arising under the Delaware Act, the Bank Credit Facilities or the First Mortgage Note Agreement.

          (j) All of the issued and outstanding capital stock of the General Partner has been duly authorized and was validly issued, and is fully paid and nonassessable, and Petro owns all such outstanding capital stock of the General Partner free and clear of all liens, encumbrances, security interests, equities, charges or claims (except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material).

          (k) The outstanding Common Units have been, and the Units to be issued and sold by the Partnership upon such issuance will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Units in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Prospectus, the Partnership does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Units or other partnership interests, any capital stock or partnership interests of any Subsidiary or any such warrants, convertible securities or obligations.

          (l) The financial statements and schedules included in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Partnership as of the respective dates thereof and the consolidated results of operations and cash flows of the Partnership for the respective periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement or the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Partnership are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. KPMG Peat Marwick LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to each of the Star Entities as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

          (m) Each of the Star Entities maintains a system of internal accountings control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (n) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of any of the Star Entities, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of any of the Star Entities, arising for any reason whatsoever, (ii) none of the Star Entities has incurred nor will it incur any material liabilities or obligations, direct or contingent, except liabilities incurred in the ordinary course of business and consistent with past practices, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Partnership has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital units.

          (o) None of the Star Entities is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or
(ii) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (p) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending, or to the knowledge of the Star Entities, threatened against or affecting any of the Star Entities or Petro or any of their respective directors or officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect any of the Star Entities or their business, properties, business prospects, condition (financial or otherwise) or results of operations.

          (q) Each of the Star Entities has, and at the Closing Date will have,
(i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, (ii) complied in all respects with all laws, regulations and orders applicable to it or its business, except where the failure to so comply would not have a material adverse affect on the Star Entities, taken as a whole, and
(iii) performed all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected. To the best knowledge of the Partnership and each of its Subsidiaries, no other party under any contract or other agreement to which it is a party is in default in any material respect thereunder. None of the Star

Entities or Petro is, nor at the Closing Date will any of them be, in violation of any provision of its Partnership Agreement or certificate of incorporation or by-laws, as the case may be.

          (r) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Units by the Partnership, in connection with the execution, delivery and performance of this Agreement by the Partnership or in connection with the taking by the Partnership of any action contemplated hereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Units.

          (s) The Partnership has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership. The performance of this Agreement and the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Units in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Partnership or any of its Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Partnership Agreement of the Partnership or certificate of incorporation or by-laws, as the case may be, of any of its Subsidiaries, any contract or other agreement to which the Partnership or any of its Subsidiaries is a party or by which the Partnership or any of its Subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Partnership or any of its Subsidiaries.

          (t) The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating Partnership Agreement has been duly authorized executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; provided that, with respect to both agreements described in this paragraph (t), the enforceability thereof may by limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting creditors' right generally and by general equitable principals (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (u) Each of the Star Entities has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Partnership or its Subsidiaries. Each of the Star Entities has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Partnership and such Subsidiaries.

          (v) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Partnership or any Subsidiary is a party have been duly authorized, executed and delivered by the Partnership or such Subsidiary, constitute valid and binding agreements of the Partnership or such Subsidiary and are enforceable against the Partnership or such Subsidiary in accordance with the terms thereof.

          (w) Neither the Star Entities nor Petro nor the directors, officers or controlling persons of any such entity have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

          (x) Except for the Selling Unitholder, no holder of securities of the Partnership has rights to the registration of any securities of any Star Entity because of the filing of the Registration Statement.

          (y) The Units have been approved for inclusion on the Nasdaq Stock Market National Market System ("Nasdaq"), subject only to official notice of issuance.

          (z) The Star Entities are in compliance in all material respects with all federal, state and local employment and labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees; no labor dispute with the employees of such entities exists or, to the knowledge of the Partnership, is imminent or threatened; and the Partnership is not aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership and its Subsidiaries, taken as a whole.

          (aa) The Partnership and its Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, the material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, services marks and trade names (collectively, "patent and proprietary rights") presently employed by them or which are necessary in connection with the conduct of the business now operated by them as set forth in the Registration Statement and the Prospectus and, except as set forth on Schedule 2 hereto, neither the Partnership nor any of its Subsidiaries has received any written notice or otherwise has actual knowledge of any infringement of or conflict with asserted rights of others or any other claims with respect to any patent or proprietary rights, or of any basis for rendering any patent and proprietary rights invalid or inadequate to protect the interest of the Partnership or any of its Subsidiaries.

          (bb) Neither the Partnership nor any of its Subsidiaries nor, to the Partnership's knowledge, any employee or agent of the Partnership or any Subsidiary has made any payment of funds of the Partnership or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

          (cc) The Partnership has complied, and until the completion of the distribution of the Units will comply, with all of the provisions of (including, without limitation, filing all forms required by) Section 517.075 of the Florida Securities and Investor Protection Act and Regulation 3E-900.001 issued thereunder with respect to the offering and sale of the Units.

          (dd) The Star Entities (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership and its Subsidiaries, taken as a whole. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (ee) Each of the Star Entities maintains insurance with respect to its properties and business of the types and in amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect.

          (ff) Each of the Star Entities and Petro has filed all material federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, other than taxes which are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; and none of the Star Entities nor Petro has knowledge of any tax deficiency which has been or might be asserted or threatened against any such entity. There are no tax returns of any Star Entity or of Petro that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which any such entity has received notice), where the findings of such audit, if adversely determined, would result in a material adverse effect on the condition (financial or otherwise) or on the earnings, business, properties, business prospects or operations of the Partnership and its Subsidiaries, taken as a whole.

          (gg) With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by any Star Entity, or with respect to which any Star Entity could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the best knowledge of any of the Star Entities, there exists no condition or set of circumstances, in connection with which any such entity could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that could materially adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Star Entities, taken as a whole.

     The Selling Unitholder warrants and represents to each Underwriter that:

          (A) The Selling Unitholder has full power and authority to enter into this Agreement. All authorizations and consents necessary for the execution of this Agreement on behalf of the Selling Unitholder have been given and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Unitholder.

          (B) The Selling Unitholder now has, and at the time of delivery thereof hereunder will have, (i) good and marketable title to the Units to be sold by the Selling Unitholder hereunder, free and clear of all liens, encumbrances and claims whatsoever, and (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver such Units to the Underwriters hereunder and to make the representations, warranties and agreements made by the Selling Unitholder herein. Upon the delivery of and payment for such Units hereunder, the Selling Unitholder will deliver good and marketable title thereto, free and clear of all liens, encumbrances and claims whatsoever.

          (C) On the Closing Date or the Option Closing Date, as the case may be, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Units to be sold by the Selling Unitholder to the Underwriters hereunder will have been fully paid or provided for by the Selling Unitholder and all laws imposing such taxes will have been fully complied with.

          (D) The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Selling Unitholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, the organizational documents of the Selling Unitholder, or, any contract or other agreement to which the Selling Unitholder is a party or by which the Selling Unitholder or any of its property is bound or affected, or under any ruling, decree, judgment, order, statute, rule or regulation of any court or other governmental agency or body having jurisdiction over the Selling Unitholder or the property of the Selling Unitholder.

          (E) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Selling Unitholder of the transactions on its part contemplated herein except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Units to be sold by the Selling Unitholder.

          (F) All information with respect to the Selling Unitholder contained in the Registration Statement and the Prospectus (as amended or supplemented, if the Partnership shall have filed with the Commission any amendment or supplement thereto) complied and will comply with all applicable provisions of the Act and the Rules and Regulations, contains and will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (G) To the best knowledge of the Selling Unitholder, the representations and warranties of the Partnership contained in this Section 3 are true and correct.

          (H) Neither the Selling Unitholder nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, under the Act or otherwise, or which has caused or resulted in, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

          (I) The Selling Unitholder has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware. The Selling Unitholder has all necessary corporate power and authority to own or lease its properties and conduct its business and to act as general partner of the Partnership and the Operating Partnership, in each case in all material respects as described in the Registration Statement, and the Selling Unitholder is duly qualified or registered as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of the Selling Unitholder, or to subject the Selling Unitholder, the Partnership or the limited partners of the Partnership to any material liability or disability).

          (J) The Units to be sold by the Selling Unitholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

Section  4.  Agreements of the Partnership

   The Partnership agrees with the Underwriters as follows:

          (a) The Partnership will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Units by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

          (b) The Partnership will use its best efforts to cause the Registration Statement to become effective, and will notify the Underwriters promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Partnership makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Partnership or any representative or attorney of the Partnership of any other communication from the Commission relating to the Partnership, the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Partnership will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Partnership will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Underwriters promptly of all such filings.

          (c) The Partnership will furnish to the Underwriters, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto.

          (d) The Partnership will comply with all the provisions of any undertakings contained in the Registration Statement.

          (e) On the Effective Date, and thereafter from time to time, the Partnership will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request. The Partnership consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Units may be sold, both in connection with the offering or sale of the

Units and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Partnership or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Partnership will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request.

          (f) Prior to any public offering of the Units by the Underwriters, the Partnership will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may request; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

          (g) During the period of five years commencing on the Effective Date, the Partnership will furnish to the Underwriters copies of such financial statements and other periodic and special reports as the Partnership may from time to time distribute generally to the holders of any class of its capital units, and will furnish to the Underwriters copies of each annual or other report it shall be required to file with the Commission.

          (h) The Partnership will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

          (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Partnership and Selling Unitholder under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Units, (3) the word processing, printing and reproduction of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire, (4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Units by the Underwriters or by dealers to whom Units may be sold, (5) the listing of the Units on Nasdaq, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Partnership, (9) the transfer agent for the Units and (10) the Accountants.

          (j) If this Agreement shall be terminated by the Partnership pursuant to any of the provisions hereof (otherwise than pursuant to Section 8) or if for any reason the Partnership or the Selling Unitholder shall be unable to perform its obligations hereunder, the Partnership and the Selling Unitholder will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by them in connection herewith.

          (k) The Partnership and the Selling Unitholder will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the units of Common Units to facilitate the sale or resale of any of the Units.

          (l) The Partnership will apply the net proceeds from the offering and sale of the Units to be sold by the Partnership in the manner set forth in the Prospectus under "Use of Proceeds" and shall file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (m) The Partnership and the Selling Unitholder will not, and will cause each of its executive officers, directors and controlling persons to enter into agreements with the Underwriters in the form set forth in Exhibit B to the effect that they will not, for a period of 120 days after the commencement of the public offering of the Units (the "Lock-up Period"), without the prior written consent of PaineWebber Incorporated and Lehman Brothers Inc., sell, contract to sell or otherwise dispose of any Common Units or rights to acquire such units (other than (i) pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements, provided, that the Partnership and the Selling Unitholder will not grant options to purchase Common Units pursuant to such employee benefit plans at a price less than the initial public offering price, or (ii) pursuant to or in connection with an acquisition by the Partnership provided that any person receiving such Common Units in the acquisition will also enter into an agreement with the Underwriters in substantially the same form set forth in Exhibit B, in which such person will agree not to sell, contract to sell or otherwise dispose of any Common Units or rights to acquire such units for the remainder of the Lock-up Period).

Section  5.  Conditions of the Obligations of the Underwriters

   In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

          (a) Notification that the Registration Statement has become effective shall be received by the Underwriters not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Underwriters and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

          (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith, and the Underwriters shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Directors of the General Partner and the Chief Financial Officer of the General Partner (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

          (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been, and no development shall have occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Partnership nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Units by the Underwriters at the initial public offering price.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the General Partner, the Partnership or any of its Subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Partnership and its Subsidiaries taken as a whole.

          (e) Each of the representations and warranties of the Partnership and the Selling Unitholder contained herein shall be true and correct in all material respects at the Closing Date and, with respect to the Option Units, at the Option Closing Date, as if made at the Closing Date and, with respect to the Option Units, at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the Partnership and all conditions herein contained to be fulfilled or complied with by the Partnership at or prior to the Closing Date and, with respect to the Option Units, at or prior to the Option Closing Date, shall have been duly performed, fulfilled or complied with.

          (f) The Underwriters shall have received an opinion, dated the Closing Date and, with respect to the Option Units, the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Phillips Nizer Benjamin Krim & Ballon LLP, counsel to the Partnership and to the Selling Unitholder, to the effect set forth in Exhibit C.

          (g) The Underwriters shall have received an opinion, dated the Closing Date and the Option Closing Date, from Andrews & Kurth LLP, counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriters.

          (h) On the date of the Prospectus, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters, confirming that they are independent accountants with respect to the Partnership as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement. At the Closing Date and, as to the Option Units, the Option Closing Date, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date of the Prospectus, if it were required to be dated and delivered at the Closing Date and the Option Closing Date.

          (i) On or prior to the Closing Date, the Underwriters shall have received the executed agreements referred to in Section 4(n).

          (j) At the Closing Date and, as to the Option Units, the Option Closing Date, there shall be furnished to the Underwriters an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the General Partner, in form and substance satisfactory to the Underwriters, to the effect that:

               (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect;

               (ii) Each of the representations and warranties of the Partnership and the Selling Unitholder contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

               (iii) Each of the covenants required herein to be performed by the Partnership on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Partnership on or prior to the date of such certificate has been duly, timely and fully complied with; and

               (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has not been, and no development has occurred which could reasonably be expected to result in, a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Partnership and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (B) neither the Partnership nor any of its Subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, and such other matters as the Underwriters may reasonably request.

          (k) The Units shall be qualified for sale in such states as the Underwriters may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

          (l) Prior to the Closing Date, the Units shall have been duly authorized for listing on Nasdaq upon official notice of issuance.

          (m) The NASD shall have approved the underwriting terms and arrangements and such approval shall not have been withdrawn or limited.

          (n) The Partnership and the Selling Unitholder shall have furnished to the Underwriters such certificates, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness at the Closing Date and the Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and the Option Closing Date of the representations and warranties of the Partnership and the Selling Unitholder herein, as to the performance by the Partnership of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

Section  6.  Indemnification

     (a) The Partnership and the Selling Unitholder will, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages (collectively, "Liabilities") (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any application or other document executed by or on behalf of the Partnership and the Selling Unitholder or based on written information furnished by or on behalf of the Partnership and the Selling Unitholder filed in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Partnership and the Selling Unitholder shall not be liable under this clause
(iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such underwriter through its gross negligence or willful misconduct); provided that the Partnership and the Selling Unitholder will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Units in the public offering to any person by an

Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Partnership or the Selling Unitholder by the Underwriters on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Partnership and the Selling Unitholder might otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Partnership, the Selling Unitholder, each person, if any, who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the General Partner and each officer of the General Partner who signs the Registration Statement to the same extent as the foregoing indemnity from the Partnership and the Selling Unitholder to each Underwriter, but only insofar as Liabilities arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Partnership or the Selling Unitholder by the Underwriters on behalf of such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

          (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,

(3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6(d), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Partnership, the Selling Unitholder or the Underwriters, the Partnership, the Selling Unitholder and the Underwriters will contribute to the total Liabilities (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Partnership or the Selling Unitholder from persons other than the Underwriters, such as persons who control the Partnership or the Selling Unitholder within the meaning of the Act, officers of the General Partner who signed the Registration Statement and directors of the General Partner, who also may be liable for contribution) to which the Partnership, the Selling Unitholder and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership and the Selling Unitholder on the one hand and the Underwriters on the other. The relative benefits received by the Partnership and the Selling Unitholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership and the Selling

Unitholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Partnership and the Selling Unitholder, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership, the Selling Unitholder, or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership, the Selling Unitholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the Liabilities, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the General Partner who signed the Registration Statement will have the same rights to contribution as the Partnership, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

          (e) The indemnity and contribution agreements contained in this
Section 6 and the representations and warranties of the Partnership and the Selling Unitholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Units and payment therefore or (iii) any termination of this Agreement.

          (g) The Partnership and the Selling Unitholder each hereby irrevocably consents and agrees, for the benefit of each Underwriter and each person who controls any Underwriter, that any action, suit or proceeding asserting a claim for indemnification or contribution under or pursuant to this Section 6 may be instituted by any Underwriter or any such controlling person in any state or federal court in the Borough of Manhattan in the City of New York, and the Partnership and the Selling Unitholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue.

Section  7.  Termination

   The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Units, on or prior to the Option Closing Date), by notice to the Partnership and the Selling Unitholder from the Underwriters, without liability on the part of any Underwriter to the Partnership or the Selling Unitholder, if, prior to delivery and payment for the Units (or the Option Units, as the case may be), in the sole judgment of the Underwriters, (i) there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the Partnership's business, properties, business prospects, condition (financial or otherwise) or results of operations, (ii) trading in any of the equity securities of the Partnership shall have been suspended by the Commission, the NASD, by an exchange that lists the Units or by the Nasdaq Stock Market, (iii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over the counter market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either Federal or New York State authorities or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Underwriters, impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus.

Section  8.  Substitution of Underwriters

   If any one of the Underwriters shall fail or refuse to purchase any of the Firm Units which it agreed to purchase hereunder, and the aggregate number of Firm Units which such defaulting Underwriter agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Units, the other Underwriter shall be obligated to purchase the Firm Units which such defaulting Underwriter agreed but failed or refused to purchase. If the non-defaulting Underwriter shall fail or refuse to purchase any Firm Units and arrangements satisfactory to the non-defaulting Underwriter or the Partnership for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriter, the Partnership or the Selling Unitholder for the purchase or sale of any Units under this Agreement. In any such case either the non-defaulting Underwriter or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve the defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section  9.  Miscellaneous

   Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Partnership, at the office of the Partnership, 2187 Atlantic Street, P.O. Box 120011, Stamford, CT 06912-0011, Attention: [____________], or (b) if to the
Underwriters, at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Finance Department.
Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

     This Agreement has been and is made solely for the benefit of the Underwriters, the Partnership and the Selling Unitholder and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Units from any of the Underwriters.

     All representations, warranties and agreements of the Partnership and the Selling Unitholder contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of its controlling persons and shall survive delivery of and payment for the Units hereunder.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Partnership, the Selling Unitholder and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Underwriters, the Partnership and the Selling Unitholder.

     Please confirm that the foregoing correctly sets forth the agreement among the Partnership and the Selling Unitholder and the Underwriters.

                            Very truly yours,

                            STAR GAS PARTNERS, L.P.

                            By: STAR GAS CORPORATION, as General Partner


                            By:
                               ---------------------------------
                                Name:
                                Title:


                            STAR GAS CORPORATION
                            (As Selling Unitholder)


                            By:
                               ----------------------------------
                                Name:
                                Title:



Confirmed as of the date first above mentioned:

PAINEWEBBER INCORPORATED
LEHMAN BROTHERS INC.


By: PAINEWEBBER INCORPORATED

By:
   ----------------------------------------
    Title:

                                 SCHEDULE 1


Name of Underwriters                Number of Units to be Purchased
-----------------------------       -------------------------------
PaineWebber Incorporated
Lehman Brothers Inc.





Total........................

                                 SCHEDULE 2

                                 TRADEMARK RIGHTS

See Star Gas Products, Inc., v. Star Gas Corporation, Supreme Court of the State
    ------------------------------------------------
of New York, Dutchess County, dated September 18, 1996, Index No. 96/1378, as provided to counsel to the Underwriters.

                                                            EXHIBIT A



                                 STAR GAS PARTNERS, L.P.

                                 _____________________


PRICE DETERMINATION AGREEMENT
-----------------------------

December [__], 1997



PAINEWEBBER INCORPORATED
LEHMAN BROTHERS INC.
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

     Reference is made to the Underwriting Agreement, dated December __, 1997 (the "Underwriting Agreement"), among Star Gas Partners, L.P., a Delaware partnership (the "Partnership"), Star Gas Corporation, a Delaware corporation (the "Selling Unitholder"), and the Underwriters named in Schedule I thereto or hereto (the "Underwriters"). The Underwriting Agreement provides for the purchase by the Underwriters, subject to the terms and conditions set forth therein, of an aggregate of 832,727 Common Units representing limited partner interests in the Partnership (the "Firm Units"). The Firm Units consist of 809,000 Common Units to be issued and sold by the Partnership, and 23,727 Common Units to be sold by the Selling Unitholder. The Selling Unitholder has also agreed to grant to the Underwriters an option (the "Option") to purchase up to an aggregate of 124,000 additional common units (the "Option Units") on the terms and for the purposes set forth in the Underwriting Agreement. The Firm Units and the Option Units are hereinafter collectively referred to as the "Units." This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 1 of the Underwriting Agreement, the undersigned agrees with the Underwriters as follows:

     The initial public offering price per Unit shall be $_______.

     The purchase price per Firm Unit to be paid by the Underwriters shall be $_______ representing an amount equal to the initial public offering price set forth above, less $______ per Unit.

     The Partnership represents and warrants to each of the Underwriters that the representations and warranties of the Partnership set forth in Section 3 of the Underwriting Agreement are accurate, and the Selling Unitholder represents and warrants to each of the Underwriters that the representations and warranties of the Selling Unitholder set forth in Section 3 of the Underwriting Agreement are accurate, in each case as though expressly made at and as of the date hereof.

     As contemplated by the Underwriting Agreement, attached as Schedule 1 is a completed list of the Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

     If the foregoing is in accordance with your understanding of the agre ement among the Underwriters, the Partnership and the Selling Unitholder, please sign and return to the Partnership and the Selling Unitholder a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters, the Partnership and the Selling Unitholder in accordance with its terms and the terms of the Underwriting Agreement.

                            Very truly yours,

                            STAR GAS PARTNERS, L.P.


                            By: STAR GAS CORPORATION, as General Partner


                            By:
                               ------------------------------------------
                                Name:
                                Title:


                            STAR GAS CORPORATION
                            (As Selling Unitholder)


                            By:
                               ------------------------------------------
                                Name:
                                Title:

Confirmed as of the date first above mentioned:

PAINEWEBBER INCORPORATED
LEHMAN BROTHERS INC.


By: PAINEWEBBER INCORPORATED

By:
   ---------------------------
    Title:

                                                            EXHIBIT B


December [__], 1997


PAINEWEBBER INCORPORATED
LEHMAN BROTHERS INC.
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

Dear Sirs:

     In consideration of the agreement of PaineWebber Incorporated and Lehman Brothers Inc. to underwrite a proposed public offering (the "Offering") of 832,727 Common Units (the "Common Units") of Star Gas Partners, L.P., a Delaware partnership (the "Partnership"), as contemplated by a registration statement with respect to such units filed with the Securities and Exchange Commission on Form S-1 (Registration No. 333-40855), the undersigned hereby agrees that the undersigned will not, for a period of 120 days after the commencement of the public offering of such units, without the prior written consent of PaineWebber Incorporated and Lehman Brothers Inc., offer to sell, sell, contract to sell, grant any option to sell, or otherwise dispose of, or require any person to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 to register any units of Common Units or shares of Star Gas Corporation, the general partner of the Partnership (the "General Partner Shares"), or securities convertible into or exchangeable for Common Units or General Partner Shares or warrants or other rights to acquire units of Common Units of which the undersigned is now, or may in the future become, the beneficial owner within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934).

                            Very truly yours,



                            By:
                               ------------------------------------
                                Name:

  Print Name:
             ------------------------------

                                                            EXHIBIT C

Form of Opinion of
Counsel to the Partnership
--------------------------

     The Partnership and each of its Subsidiaries is a partnership duly formed and validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, or a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus.

     The General Partner has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware, with all necessary corporate power and authority to own or lease its properties and conduct its business and to act as general partner of the Partnership and the Operating Partnership. All of the outstanding capital stock of the General partner is duly authorized and validly issued and is fully paid and is nonassessable. To our knowledge, Petro owns all of the issued and outstanding capital stock of the General Partner free and clear of all liens, encumbrances, security interests, equities, charges or claims.

     Petro has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Minnesota.

     The Partnership, the General Partner and the Operating Partnership are each duly qualified or registered as foreign limited partnerships or foreign corporations for the transaction of business under the laws of the States of Connecticut, Indiana, Illinois, Kentucky, Maine, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and West Virginia; and to our knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by the entity or the location of the properties owned or leased by the entity make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of the Star Entities, taken as a whole, or subject the Partnership or the limited partners of the Partnership to any material liability or disability).

       Stellar Propane Service Corp. is duly qualified or registered as a foreign corporation for the transaction of business under the laws of the States of Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, Pennsylvania, and Rhode Island; and to our knowledge, such jurisdictions are the only jurisdictions in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification or registration necessary (except where the failure to so qualify or register would not have a material adverse effect on the condition (financial or other), results of operations or business of the Star Entities, taken as a whole, or subject the Partnership or the limited partners of the Partnership to any material liability or disability)

     The General Partner owns its general partner interests in the Partnership and the Operating Partnership free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware Act, the Bank Credit Facilities or the Note Purchase Agreement.

  The Partnership owns its limited partner interest in the Operating Partnership free and clear of all liens, encumbrances, security interests, equities, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as a debtor is on file in the offices of the Secretary of State of the State of Delaware or
(ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware Act, the Bank Credit Facilities or the Note Purchase Agreement.

     All of the outstanding Common Units have been, and the Units, when paid for by the Underwriters in accordance with the terms of the Agreement, will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right, nor any restriction upon the voting or transfer of such Units, under (i) the statutes, judicial and administrative decisions, and the rules and regulations of the governmental agencies of the State of Delaware, (ii) the Partnership's partnership agreement or (iii) any instrument, document, contract or other agreement referred to in the Registration Statement or any instrument, document, contract or agreement filed as an exhibit to the Registration Statement. Except as described in the Registration Statement or the Prospectus, to our knowledge, there is no commitment or arrangement to issue, and there are no outstanding options, warrants or other rights calling for the issuance of, any shares of capital stock or other capital interests of the Partnership or any Subsidiary to any person or any security or other instrument that by its terms is convertible into, exercisable for or exchangeable for capital interests of the Partnership. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and in the Registration Statement and Prospectus. All corporate and partnership action required to be taken by the Star Entities, Petro and their shareholders for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement has been validly taken.

     No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Units by the Partnership, in connection with the execution, delivery and performance of the Agreement and the Price Determination Agreement by the Partnership or in connection with the taking by the Partnership of any action contemplated thereby, except such as have been obtained under the Act and the Rules and Regulations and such as may be required under state securities or "Blue Sky" laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Units to be sold by the Partnership. All references in this opinion to the Agreement shall include the Price Determination Agreement.

     The authorized, issued and outstanding capital interests of the Partnership is as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." The description of the Common Units contained in the Prospectus is complete and accurate in all material respects. The form of certificate used to evidence the Common Units is in due and proper form and complies with all applicable statutory requirements.

     The Registration Statement and the Prospectus and any further amendments and supplements thereto prior to the date hereof, comply in all material respects as to form with the requirements of the Rules and Regulations (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus).

     To our knowledge, any instrument, document, lease, license, contract or other agreement (collectively, "Documents") required to be described or referred to in the Registration Statement or the Prospectus has been properly described or referred to therein and any Document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit thereto or has been incorporated as an exhibit by reference in the Registration Statement; and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Document filed or required to be filed as an exhibit to the Registration Statement.

     To our knowledge, except as disclosed in the Registration Statement or the Prospectus, no person or entity has the right to require the registration under the Act of Common Units or other securities of the Star Entities by reason of the filing or effectiveness of the Registration Statement.

     To our knowledge, none of the Star Entities or Petro is in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as may be described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business or assets of the Star Entities, taken as a whole.

     All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings are accurate in all material respects and fairly present the information required to be shown.

     The Partnership has full power and authority to enter into the Agreement, and the Agreement has been duly authorized, executed and delivered by the Partnership.

     The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Operating Partnership Agreement has been duly authorized, executed and delivered by the Partnership and the General Partner.

     Neither the issuance and sale by the Partnership of the Units, nor the execution, delivery and performance of this Agreement or the Partnership Agreements will (i) violate any of the provisions of the certificate of incorporation, bylaws, agreement of limited partnership or other governing documents of any of the Star Entities or Petro, (ii) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Star Entities or Petro pursuant to the terms of, (x) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, (y) any voting trust arrangement or any contract or other agreement to which the Partnership is a party that restricts the ability of the Partnership to issue securities and of which we have knowledge or (z) any Document filed as an exhibit to the Registration Statement, (iii) breach or otherwise violate any existing obligation of any of the Star Entities or Petro under any court or administrative order, judgment or decree of which we have knowledge or (iv) violate applicable provisions of any statute or regulation in any of the states of the Star Entities' or Petro's formation, and any state in which such entities have material operations, or of the United States.

     The Underwriters will acquire the Units free and clear of any liens, encumbrances, security interests, charges or claims (iii) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner, the Partnership or the Operating Partnership is on file in the office of the Secretary of State of the State of Delaware or (iv) otherwise known to us, without independent investigation, except as created by this Agreement or by the Underwriters for any person who acquires an interest in the Units through the Underwriters or as provided by the Delaware Act.

     Delivery of certificates for the Units will transfer valid and marketable title thereto to each Underwriter that has purchased such Units in good faith and without notice of any adverse claim with respect thereto.

     Except as described in the Prospectus, to our knowledge, the General Partner, the Partnership and the Operating Partnership possess all certificates, authorities or permits issued by the appropriate local, state or federal regulatory agencies or bodies necessary to conduct the business currently (or, as described or contemplated in the Prospectus, to be) operated by them, except for such certificates, authorizations or permits which, if not obtained, would not have, individually or in the aggregate, a material adverse effect upon the condition (financial or otherwise), results of operations or business of the Star Entities, taken as a whole; and, to our knowledge, none of the Star Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be expected to have a material adverse effect upon the condition (financial or otherwise), results of operations or business of the Star Entities, taken as a whole.

     The statements in the Registration Statement and the Prospectus under the captions, "Management's Discussion and Analysis of Financial Condition and Results of Operations,Description of Indebtedness" and "Business,Government Regulation" insofar as they constitute descriptions of the Partnership Agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects.

     None of the Star Entities is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Partnership Act of 1940, as amended or (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, with in the meaning of the Public Utility Holding Company Act of 1935, as amended.

     The Units have been duly authorized for listing by Nasdaq upon official notice of issuance.

     We hereby confirm to you that we have been advised by the Commission that the Registration Statement has become effective under the Act and that no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending, threatened or contemplated.

     We hereby further confirm to you that there are no actions, suits, proceedings or investigations pending or, to our knowledge, overtly threatened in writing against the Star Entities, Petro, or any of their respective officers or directors in their capacities as such, before or by any court, governmental agency or arbitrator which (i) seek to challenge the legality or enforceability of the Agreement, (ii) seek to challenge the legality or enforceability of any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iii) seek damages or other remedies with respect to any of the Documents filed, or required to be filed, as exhibits to the Registration Statement, (iv) except as set forth in or contemplated by the Registration Statement and the Prospectus, seek money damages in excess of $_______ or seek to impose criminal penalties upon the Star Entities, Petro or any of their respective officers or directors in their capacities as such and of which we have knowledge or (v) seek to enjoin any of the business activities of the Star Entities or Petro or the transactions described in the Prospectus and of which we have knowledge.

     We have participated in the preparation of the Registration Statement and the Prospectus and, without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, nothing has come to our attention that causes us to believe that, both as of the Effective Date and as of the Closing Date and the Option Closing Date, the Registration Statement or any amendment thereto contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any Prospectus or any amendment or supplement thereto, at the time such Prospectus was issued, at the time any such amended or supplemented Prospectus was issued, at the Closing Date and the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that we express no opinion as to financial statements, schedules and other financial data contained in the Registration Statement or the Prospectus).

     This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be circulated to, or relied upon by, any other person, except that this letter may be relied upon by your counsel in connection with the opinion letter to be delivered to you pursuant to Section 5(g) of the Agreement.

                                                            EXHIBIT D

Form of Opinion
of Counsel to the
Selling Unitholder
------------------

     The Selling Unitholder has full power and authority to enter into the Agreement and to sell, transfer and deliver such Units pursuant to the Agreement. All authorizations and consents necessary for the execution and delivery of the Agreement on behalf of the Selling Unitholder has been given. The delivery of the Units on behalf of the Selling Unitholder pursuant to the terms of the Agreement and payment therefor by the Underwriters will transfer good and marketable title to the Units to the Underwriters purchasing the Units, free and clear of all liens, encumbrance and claims whatsoever.

     The Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Unitholder.

     No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Units by or on behalf of the Selling Unitholder, in connection with the execution, delivery and performance of the Agreement/1/ by or on behalf of the Selling Unitholder or in connection with the taking by or on behalf of the Selling Unitholder of any action contemplated thereby [or, if so required, all such consents, approvals, authorizations and orders [specifying the same] have been obtained and are in full force and effect], except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or "Blue Sky" laws or by the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Units to be sold by the Selling Unitholder.

     The execution and delivery by the Selling Unitholder of, and the performance by the Selling Unitholder of its agreements in, the Agreement, do not and will not (i) violate the certificate of incorporation or by-laws of the Selling Unitholder, (ii) breach or result in a default under, cause the time for performance of any obligation to be accelerated under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Selling Unitholder pursuant to the terms of, (x) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement, capital lease or other evidence of indebtedness of which we have knowledge, (y) any voting trust arrangement or any contract or other agreement to which the Selling Unitholder is a party that restricts the ability of the Selling Unitholder to issue securities and of which we have knowledge or (2) any other contract or other agreement of which we have knowledge, (iii) breach or otherwise violate any existing obligation of the Selling Unitholder under any court or

-----------------------
/1/ All references in this opinion to the Agreement shall include the Price Determination Agreement.

administrative order, judgment or decree of which we have knowledge or (iv) violate applicable provisions of any statute or regulation in the State of Delaware or of the United States.

     There are no transfer or similar taxes payable in connection with the sale and delivery of the Units by the Selling Unitholder to the Underwriters, except as specified in such opinion.

     This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Agreement and may not be circulated to, or relied upon by, any other person, except that this letter may be relied upon by your counsel in connection with the opinion letter to be delivered to you pursuant to Section 5(g) of the Agreement.


                                      -2-